Exhibit 10.14

THIRD AMENDED AND RESTATED INTERCREDITOR AGREEMENT
THIRD AMENDED AND RESTATED INTERCREDITOR AGREEMENT, dated as of April 27, 2016, by and among:
PGIM, INC., having an office at c/o Prudential Capital Group, 1114 Avenue of the Americas, 30th Floor, New York, New York 10036 (“Prudential”) and each Prudential Affiliate (as hereinafter defined) that hereafter purchases any Senior Notes (as hereinafter defined) and has executed a joinder hereto in accordance with Section 12(e) hereof (together with Prudential, their respective successors and assigns that execute a joinder hereto and future holders from time to time of the Senior Notes, collectively, the “Holders”) (provided, however that any such Prudential Affiliate shall in any event be deemed for the purposes hereof to have executed such joinder upon becoming such a holder and shall be subject to and entitled to the benefits of the terms hereof); and
JPMORGAN CHASE BANK, N.A. having an office at JPMorgan Chase Bank, N.A., Loan and Agency Bank Services Group, 10 S. Dearborn, Chicago, Illinois 60603, Attn: Cheryl Lyons, (i) in its capacity as administrative agent for each of the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), (ii) in its capacity as collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Credit Agreement Collateral Agent”) for the benefit of the Secured Parties (as defined in the Credit Agreement referred to below, the “Secured Credit Agreement Parties”) and (iii) in its capacity as collateral agent for the benefit of the Holders (in such capacity, together with its successors and assigns in such capacity, the “Notes Collateral Agent”; the Notes Collateral Agent and the Credit Agreement Collateral Agent are hereinafter collectively referred to as the “Creditors”).
W I T N E S S E T H
WHEREAS:
A.    Lippert Components, Inc., a Delaware corporation (“Lippert”), has entered into a Third Amended and Restated Credit Agreement, dated as of April 27, 2016 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”), with Drew (as defined below), the subsidiaries of Lippert from time to time party thereto as borrowers (collectively, the “Foreign Borrowers”, and collectively with Lippert, the “Borrowers”), the financial institutions from time to time party thereto as lenders (collectively, the “Lenders”) and the Administrative Agent, pursuant to which the Lenders have agreed to make loans and issue letters of credit to the Borrowers in an aggregate principal amount not to exceed $200,000,000 (subject, however, to further increase in an amount of up to $125,000,000 pursuant to Section 2.06A of the Credit Agreement) (the outstanding loans and the amount drawn under the letters of credit and not reimbursed are hereinafter referred to collectively as the “Loans”);
B.    Lippert’s parent, Drew Industries Incorporated (“Drew”), and certain subsidiaries of Drew and Lippert (collectively, the “Subsidiary Guarantors”) have agreed to jointly and severally guarantee the obligations of the Borrowers under the Credit Agreement;
C.    All of the indebtedness, liabilities and Obligations (as defined in the Credit Agreement) of the Borrowers, of Drew and of the Subsidiary Guarantors, whether now existing or hereafter arising (“Lender Indebtedness”), is secured by the grant by each of Drew, Lippert and each Subsidiary Guarantor (collectively, the “Bank Pledgors”) to the Credit Agreement Collateral Agent, for the ratable benefit of the Secured Credit Agreement Parties, of liens on and security interests in all of the capital stock, partnership interests, membership interests and other equity ownership interests in each of its Subsidiaries owned by it (provided that in the case of any “controlled foreign corporation” within the meaning of Section 957(a) of the Internal Revenue Code (each, a “CFC” and, collectively, the “CFCs”), such liens and security interests shall be limited to 65% in the aggregate of the capital stock, partnership interests and other equity ownership interests of such CFCs) and all proceeds thereof (all such collateral is more specifically described on Exhibit A hereto and is hereinafter referred to as the “Common Collateral”);

D.    Pursuant to a Fourth Amended and Restated Note Purchase and Private Shelf Agreement, dated as of April 27, 2016 (as amended, restated, amended and restated, supplemented or modified from time to time, the “Note Purchase Agreement”), between Drew and Lippert, on the one hand, and Prudential and each of the other holders from time to time of the Senior Notes (as defined below), on the other hand, (i) Lippert issued and sold to the Series A Purchasers (as defined in the Note Purchase Agreement) its 3.35% Series A Senior Notes due March 20, 2020, in the aggregate original principal amount of $50,000,000 (as amended, restated, amended and restated, supplemented or otherwise modified and as in effect from time to time and including any such notes issued in substitution or exchange therefor, collectively, the “Series A Notes”) and (ii) certain affiliates of Prudential (collectively, the “Prudential Affiliates”) may, in their sole discretion and within limits which may be prescribed for purchase by Prudential and the Prudential Affiliates from time to time, purchase additional senior secured promissory notes issued by Lippert in an aggregate principal amount of up to $150,000,000 less the outstanding principal amount of the Series A Notes (as amended, restated, amended and restated, supplemented or otherwise modified and as in effect from time to time and including any such notes issued in substitution or exchange therefor, collectively, the “Shelf Notes” and, together with the Series A Notes, collectively, the “Senior Notes”), upon the terms and subject to the conditions set forth therein;
E.    Drew and certain of the Subsidiary Guarantors have agreed to jointly and severally guarantee the obligations of Lippert under the Note Purchase Agreement and the Senior Notes;
F.    All of the indebtedness, liabilities and obligations (including, without limitation, any Yield-Maintenance Amount (as defined in the Note Purchase Agreement)) of Lippert to the Holders and the Notes Collateral Agent under the Note Purchase Agreement, the Senior Notes and the other Transaction Documents (as defined in the Note Purchase Agreement) and of Drew and the Subsidiary Guarantors under each of the Transaction Documents to which they are parties, whether now existing or hereafter arising (the “Senior Note Obligations”, and together with the Lender Indebtedness, the “Secured Obligations”), are or will be secured by the grant by each of the Pledgors and the other Subsidiary Guarantors party to that certain Pledge Agreement (as defined in the Note Purchase Agreement) (the “Note Pledgors”, and together with the Bank Pledgors, the “Pledgors”) to the Notes Collateral Agent, for the ratable benefit of the Holders, of liens on and security interests in the Common Collateral;
G.    Certain of the parties (and certain other parties) entered into that certain Second Amended and Restated Intercreditor Agreement dated as of February 24, 2014 (the “Existing Intercreditor Agreement”) in connection with that certain Second Amended and Restated Credit Agreement dated as of November 25, 2008 between JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., Lippert and the Lenders party thereto, as amended from time to time, including by that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of February 24, 2014 and the Third Amended and Restated Note Purchase and Private Shelf Agreement dated as of February 24, 2014 between Drew, Lippert and Prudential, et al.; and
H.    The parties desire to confirm, as among themselves, their relative rights and priorities with respect to the Common Collateral and to amend and restate the Existing Intercreditor Agreement.
NOW, THEREFORE, in consideration for the mutual covenants set forth herein and intending to be legally bound hereby the parties hereto agree that the Existing Intecreditor Agreement is amended and restated as follows:

1.	Priorities Regarding Common Collateral.
Notwithstanding anything to the contrary contained in or arising from any note, agreement, instrument or document now or hereafter executed and delivered by the Lenders, the Administrative Agent, the Credit Agreement Collateral Agent, the Notes Collateral Agent, the Holders or the Pledgors in connection with any of the Credit Agreement, the Loans, the Lender Indebtedness, the Senior Note Obligations, the Note Purchase Agreement or the Senior Notes, including, without limitation, the terms and conditions of any promissory note, security agreement or pledge agreements executed and delivered by the Pledgors to the Lenders, the Administrative Agent, the Credit Agreement Collateral Agent, the Notes Collateral Agent or the Holders, or any instrument or document executed and delivered in connection therewith, or otherwise, and irrespective of (a) the time, order or method of any attachment, perfection, filing or recording of any security interest in, or lien upon, the Common Collateral, including, without limitation, any prior perfection of a security interest or lien by the Lenders, the Credit Agreement Collateral Agent, the Administrative Agent or the Notes Collateral Agent or the existence of any present or future filing of financing statements under the Uniform Commercial Code or other filings or recordings under any other law of any jurisdictions which is applicable or in which such filing or recording has been made, or (b) the provisions of the Uniform Commercial Code or any other law of any jurisdiction which is applicable:
(a)    the priorities of the liens and security interests of the Credit Agreement Collateral Agent and the Notes Collateral Agent in the Common Collateral shall rank first and equal to each other, and shall be senior and prior to any other liens and security interests in the Common Collateral; and
(b)    until (x) payment in full in cash of all of the Lender Indebtedness (and the termination of the Revolving Credit Commitments (as defined in the Credit Agreement) and the LC Exposure (as defined in the Credit Agreement) being zero) or (y) payment in full in cash of all of the Senior Note Obligations (and the termination of the Facility (as defined in the Note Purchase Agreement)), whichever of (x) or (y) shall occur first:
(i)     all of the Common Collateral shall be held for the mutual benefit of the Credit Agreement Collateral Agent, for the benefit of the Secured Credit Agreement Parties, and the Notes Collateral Agent, for the benefit of the Holders; and
(ii)    after the occurrence and during the continuance of any Event of Default (as defined in the Credit Agreement or under the Note Purchase Agreement, an “Event of Default”) all of the proceeds of the Common Collateral (including, without limitation, any net proceeds received by any Creditor in connection with any sale, exchange, foreclosure or other disposition of the Common Collateral), and any payments made by Drew or by any Subsidiary Guarantor in respect of the Lender Indebtedness and the Senior Note Obligations shall be allocated to the Credit Agreement Collateral Agent and the Notes Collateral Agent and applied against the Lender Indebtedness and the Senior Note Obligations on a pro rata basis based upon the aggregate outstanding amount of the Lender Indebtedness and the Senior Note Obligations on such date (such proportionate allocation is hereafter referred to as the “Pro Rata Allocation”). The Notes Collateral Agent shall then allocate such proceeds to the Holders on a pro rata basis based upon the aggregate principal amount of outstanding Senior Notes held by the Holders.

2.	Provisions Relating to Bankruptcy of Pledgors and Subsidiaries; Foreclosure on Common Collateral and Set-Offs.
(a)    In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, assignment for the benefit of creditors or other similar proceeding relative to any of the Pledgors or any of their respective Subsidiaries (as defined in the Note Purchase Agreement and the Credit Agreement), whether voluntary or involuntary, under any law now or hereafter in effect, (ii) any proceeding for the voluntary liquidation, dissolution or other winding-up of any of the Pledgors or any of their respective Subsidiaries and whether or not involving insolvency or bankruptcy proceedings, or (iii) any foreclosure on or other similar action with respect to all or any portion of the Common Collateral, then, and in any such event, any payment or other distribution of any character, whether in cash, securities or other property out of or in respect of the Common Collateral or any proceeds thereof shall be shared by the Credit Agreement Collateral Agent, for the benefit of the Secured Credit Agreement Parties, and the Notes Collateral Agent, for the benefit of the Holders, and applied against the Lender Indebtedness and the Senior Note Obligations in accordance with the Pro Rata Allocation. This Agreement shall continue in full force and effect notwithstanding the commencement of any action, event or proceeding described in clauses (i) or (ii) of the preceding sentence.
(b)    If either of the Creditors or any other person holding Secured Obligations (collectively, the “Secured Parties”) shall have received any payment or distribution out of any of the assets of the Pledgors or their respective Subsidiaries in violation of subparagraph (a) above or Section 1 above, such Secured Party shall hold such payment or distribution in trust as trustee of an express trust, for the benefit of itself and the other Secured Parties, shall not commingle such payment or distribution with its other assets, and shall promptly take all action necessary to cause such payment or distribution to be distributed (i) first, to the payment or reimbursement of any expenses and fees of the Creditors hereunder or under any Loan Document (as defined in the Credit Agreement) or Transaction Document (as defined in the Note Purchase Agreement), whether such amounts are payable to indemnify the Creditors, to pay the fees of the Creditors, to reimburse the Creditors for any expenses incurred in connection with the maintenance, protection, enforcement, sale or realization of any of the Common Collateral or otherwise, and (ii) second, in accordance with the Pro Rata Allocation as provided in subparagraph (a) above.
(c)    If any amounts received by any Creditor and distributed pursuant to Section 1 or 2(a) above subsequently are required to be repaid by one or more, but less than all, of the Secured Credit Agreement Parties or the Holders which received such distribution to a trustee, receiver or any other party under any bankruptcy law, state, provincial or Federal law, common law or in equity, then each other Secured Credit Agreement Party and Holder which received a distribution but was not required to repay the same shall, upon receipt of written notice from any such Secured Credit Agreement Party or Holder which was required to repay such amount, pay to such party (or parties) a pro rata share of the distribution received by it and necessary to result in the aggregate amount not repaid being distributed in the manner contemplated by Section 1 or Section 2(a) above, as applicable.

3.	Additional Provisions Regarding Common Collateral.
The Notes Collateral Agent hereby appoints the Credit Agreement Collateral Agent as its agent to perfect by possession, as the bailee of the Notes Collateral Agent, its lien in any of the Collateral which is capable of perfection by possession and that is, at any time, delivered to and in the possession of the Credit Agreement Collateral Agent, subject always to the terms of this Agreement, and the Credit Agreement Collateral Agent hereby accepts such appointment. If either of the Creditors shall, at any time have possession or control of any of the Common Collateral, such Creditor shall hold or control such Common Collateral for the benefit of itself and the other Creditor, in accordance with the Pro Rata Allocation, for so long as each Creditor shall have a security interest therein. Upon (i) payment or other satisfaction in full of all the Lender Indebtedness (and the termination of the Revolving Credit Commitments and the LC Exposure being zero), or (ii) payment or other satisfaction in full of all the Senior Note Obligations (and the termination of the Facility), as the case may be, the Creditor acting on behalf of the holders of the obligations that were paid in full (and who were obligated in respect of the Revolving Credit Commitments (or the Letters of Credit (as defined in the Credit Agreement)) or the Facility, as the case may be) shall assign and deliver to the other Creditor, as directed in writing by such other Creditor, without representation, warranty or recourse of any kind, all such Common Collateral then in the possession of such Creditor, and in so doing, such Creditor shall thereupon be discharged from further responsibility with respect thereto.

4.	Injunctive Relief.
Each party hereto acknowledges that the breach by it of any of the provisions of this Agreement is likely to cause irreparable damage to the other parties. Therefore, the relief to which any party shall be entitled in the event of any such breach or threatened breach shall include, but not be limited to, a mandatory injunction for specific performance, judicial relief to prevent a violation of any of the provisions of this Agreement, damages and any other relief to which it may be entitled at law or in equity.

5.	No Rights for Third Parties.

This Agreement is intended to establish the relative priorities among the Creditors, the Administrative Agent, the Lenders and the Holders and their respective successors and assigns and shall not be deemed to create any rights or priorities in any other person or entity including, without limitation, the Pledgors.

6.	[Intentionally Omitted].

7.	Notices.
All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered by hand or recognized overnight courier or mailed by first class registered or certified mail, postage prepaid, to the parties hereto at their respective addresses set forth in the heading of this Agreement or in the Joinder Agreement pursuant to which any such person or entity became a party hereto, or to such other address as shall have been designated by notice duly given hereunder, and shall be effective upon receipt.

8.	Amendment.
Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a writing signed by all of the parties hereto.

9.	Notice of Disposition and Removal of, or Resignation of Credit Agreement Collateral Agent or Notes Collateral Agent.
(a)    The Administrative Agent and/or the Credit Agreement Collateral Agent, on behalf of the Lenders, agrees to give Prudential and the Notes Collateral Agent, on behalf of the Holders, prompt written notice of the declaration of any default under the Credit Agreement or any of the other Loan Documents together with a copy of any notice given to any Bank Pledgor or any of their respective subsidiaries relating to such default; provided, however, that the failure to give such notice shall not prejudice the rights of the Administrative Agent, the Credit Agreement Collateral Agent or the Lenders.
(b)    The Notes Collateral Agent, on behalf of Holders, agrees to give the Administrative Agent and the Credit Agreement Collateral Agent, on behalf of the Lenders, prompt written notice of the declaration or decision by any of the Holders to act with respect to any default under the Note Purchase Agreement or the Senior Notes, together with a copy of any notice given to any Bank Pledgor or any of their respective subsidiaries relating to such default; provided, however, that the failure to give such notice shall not prejudice the rights of the Notes Collateral Agent or the Holders.
(c)    The Holders and the Lenders will give each other prior written notice of the removal or resignation of the Credit Agreement Collateral Agent or the Notes Collateral Agent (as appropriate).
(d)    Neither the Credit Agreement Collateral Agent nor the Notes Collateral Agent can be removed unless consented to (i) in the case of the Credit Agreement Collateral Agent, by persons holding at least 66 2/3% of the aggregate amount of outstanding Lender Indebtedness, and (ii) in the case of the Notes Collateral Agent, by the Required Holders (as defined in the Note Purchase Agreement). Neither the Credit Agreement Collateral Agent nor the Notes Collateral Agent may be removed unless the other such Creditor shall be simultaneously removed.

10.	Amendment of Credit Documents; Assignment of Security Interest.
Prior to (i) the payment in full of the Lender Indebtedness and the termination of the Revolving Credit Commitments (and the LC Exposure being zero), or (ii) the payment in full of the Senior Note Obligations and the termination of the Facility, and notwithstanding anything to the contrary contained in the Credit Agreement, the other Loan Documents, the Note Purchase Agreement, the Senior Notes or the other Transaction Documents,

(a)    the Administrative Agent, the Credit Agreement Collateral Agent and the Lenders shall not, without the prior written consent of the Required Holders, do any of the following:
(i)    amend, modify or supplement or agree to any amendment, modification or supplement of, or to, the Credit Agreement or any of the Loan Documents, except as otherwise permitted by the Note Purchase Agreement as in effect on the date hereof; or
(ii)    sell, transfer, pledge, assign, grant a security interest in, or otherwise dispose of or encumber its interest as a secured party with respect to, the Common Collateral, except for (aa) such assignments or transfers to affiliates, and (bb) sales, transfers, pledges, assignments, dispositions, grants of security and encumbrances and participations permitted under the Credit Agreement.
(b)    The Notes Collateral Agent and the Holders shall not, without the prior written consent of the Required Lenders (as defined in the Credit Agreement), do any of the following:
(i)    amend, modify or supplement or agree to any amendment, modification or supplement of, or to, the Senior Notes, the Note Purchase Agreement or the other Transaction Documents, except as otherwise permitted by the Credit Agreement as in effect on the date hereof; or
(ii)    sell, transfer, pledge, assign, grant a security interest in, or otherwise dispose of or encumber its interest as a secured party with respect to, the Common Collateral except for (x) such assignments or transfers to affiliates, and (y) transfers permitted under the Note Purchase Agreement.
(c)    Notwithstanding subparagraphs (a) and (b) above,
(i)    without the written consent of the Credit Agreement Collateral Agent, the Notes Collateral Agent and each of the parties hereto (A) no amendment shall be made to any provision of any Security Document (as hereinafter defined) that narrows the description of the Common Collateral or modifies in any way the description of the obligations secured by the Common Collateral (provided, however, that the consent of the Credit Agreement Collateral Agent and the Notes Collateral Agent shall not be required for increases or decreases in the amount of or extensions of the maturity of the Revolving Credit Commitments or the Facility) except to the extent permitted by the Credit Agreement as in effect on the date hereof (in the case of modifications of the obligations in respect of the Senior Notes) and by the Note Purchase Agreement as in effect on the date hereof (in the case of modifications of the obligations owing to the Credit Agreement Secured Parties), (B) there shall be no release of any security interest or lien on any of the Common Collateral and (C) no amendment, restatement or modification of any of provision of any Loan Document or Transaction Document shall be permitted if such amendment, restatement or modification would cause the obligations under such Loan Document or Transaction Document, as applicable, or the Credit Agreement Collateral Agent or Notes Collateral Agent, as applicable, to cease to be subject to this Agreement; and
(ii)    any amendment made to any of the Security Documents that changes the responsibilities of the Credit Agreement Collateral Agent and/or the Notes Collateral Agent shall require the prior written consent of the Credit Agreement Collateral Agent and/or the Notes Collateral Agent (as applicable).

11.	Action by Creditors.

Prior to the payment in full of the Lender Indebtedness and the termination of the Revolving Credit Commitments (and the LC Exposure being zero) or the payment in full of the Senior Note Obligations and the termination of the Facility and notwithstanding anything to the contrary contained in the Credit Agreement, the other Loan Documents, the Note Purchase Agreement, the Senior Notes or the other Transaction Documents, neither of the Creditors may take any action with respect to the Common Collateral or enforce or exercise any rights, powers or remedies under any security agreements, pledge agreements or any other documents, instruments or agreements relating to the Common Collateral to which it is a party (the “Security Documents”), or under applicable law (in respect of the Common Collateral), upon the occurrence of any Event of Default under and as defined in the Credit Agreement or the Note Purchase Agreement or any event which, with the passage of time, or giving of notice, or both, would constitute such an Event of Default unless instructed to do so in writing by Lenders holding at least 50% of the aggregate amount outstanding at such time of Lender Indebtedness and unused Revolving Credit Commitments (as defined in the Credit Agreement) and by Holders holding at least 50% of the aggregate amount outstanding at such time of the Senior Note Obligations (collectively, the “Requisite Holders”). Upon receipt by either Creditor of written instructions from the Requisite Holders, such Creditor shall, subject to the provisions of Section 2.2(e) of the Collateral Agency Agreement (as defined in the Note Purchase Agreement) and Article VIII of the Credit Agreement, make such demands and give such notices under the Security Documents as may be set forth in such instructions, and take such actions to enforce the Security Documents and to foreclose upon, collect and dispose of the Common Collateral or any portion thereof as it may be directed to take pursuant to such instructions; provided that neither the Credit Agreement Collateral Agent nor the Notes Collateral Agent shall be required to take any such action that is, in its opinion, contrary to law or the terms of this Agreement or any Security Document.

12.	Miscellaneous.
(a)    If either of the Creditors shall receive any monies on account of the Common Collateral and the receipt thereof at such time is inconsistent with the provisions of Sections 1 and 2 of this Agreement, then such Creditor will hold the monies in trust as trustee of an express trust for the benefit of the other Creditor, shall not commingle such monies with any of its properties or assets, and shall promptly remit such monies to the other Creditor as may be necessary in order to cause such monies to be shared in accordance with the Pro Rata Allocation as provided in Section 1 or Section 2 hereof, as applicable.
(b)    If either of the Creditors or any other Secured Party shall obtain or negotiate to obtain any additional document confirming, perfecting or otherwise affecting any of the security interests or liens on the Common Collateral, it shall;
(i)    promptly notify the other Creditor that such document has been obtained or that it is negotiating to obtain such document; and
(ii)    at the request and direction of the Lenders or the Holders, execute any documents presented to such Creditor to reflect the relative rights and priorities of the parties hereto (in accordance with Sections 1 and 2(a) hereof) with respect to the Common Collateral covered by such document.
(c)    [Intentionally Omitted.]
(d)    To the extent there is any conflict or inconsistency between the terms of this Agreement and any of the Credit Agreement, the Loan Documents, the Note Purchase Agreement, the Senior Notes or the Transaction Documents, or any document executed, delivered or issued pursuant thereto, with respect to the relative rights and priorities of the parties with respect to the Common Collateral, the terms of this Agreement shall control.
(e)    All the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.

None of the parties hereto (in their respective capacities as such) shall assign or transfer any interest in the Credit Agreement, the Loans, the other Loan Documents, the Note Purchase Agreement, the Senior Notes or the other Transaction Documents to any third party unless such assignee or transferee shall have executed and delivered to each of the other parties hereto, prior to the date of such assignment or transfer, a joinder hereto substantially in the form attached hereto as Exhibit B (the “Joinder Agreement”), pursuant to which the assignee or transferee agrees to be bound by this Agreement. In addition, Prudential shall cause any Prudential Affiliate that becomes an initial holder of Senior Notes (if such Prudential Affiliate is not already a party to this Agreement) to execute and deliver a Joinder Agreement concurrent with such Prudential Affiliate’s becoming a holder of Senior Notes.
(f)    The headings in this Agreement are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.
(g)    This Agreement sets forth the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, relating thereto.
(h)    THIS AGREEMENT AND ALL RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAW RULES.
(i)    Nothing contained in this Agreement is intended to or shall affect or limit, in any way, the rights that each of the parties hereto have with respect to third parties. The parties hereto specifically reserve all of their respective rights against the Pledgors and all other third parties.
(j)    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
(k)    Each of the parties hereto agrees to execute and deliver, upon the request of any other, such documents and instruments (appropriate for filing, if requested) as may be necessary or appropriate to fully implement or to fully evidence the understanding and agreements contained in this Agreement. Prior to executing any document or instrument pursuant to this Section 12(k), the Credit Agreement Collateral Agent or the Notes Collateral Agent, as the case may be, shall be entitled to receive and shall be fully protected in relying upon a written certification from the party requesting such action certifying that the execution and delivery of such document or instrument is authorized or permitted hereunder and under the Collateral Agency Agreement (as defined in the Note Purchase Agreement) and the Loan Documents, and that all conditions precedent in all such documents have been satisfied.
(l)    This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original. Delivery of an executed counterpart by facsimile shall be deemed to be effective as an original.
(m)    Promptly upon receipt by the Credit Agreement Collateral Agent or the Notes Collateral Agent of any written notice or other written communication relating to the taking of any enforcement action with respect to the Common Collateral or the release of any of the Common Collateral, such Creditor shall forward such notice or communication to (i) if received by the Credit Agreement Collateral Agent, Prudential and the Notes Collateral Agent, on behalf of the Holders, and (ii) if received by the Notes Collateral Agent, to the Administrative Agent and the Credit Agreement Collateral Agent, on behalf of the Lenders; provided, however, that the failure of a Creditor so to forward any such notice or communication shall not give rise to a cause of action against it unless such failure is the result of the gross negligence or willful misconduct of the Credit Agreement Collateral Agent or the Notes Collateral Agent, as the case may be; and provided, further, that neither Creditor shall be required to forward any notice or communication to any other person or entity that is also an addressee or recipient of such notice or communication.
(n)    This Agreement is entered into solely for the purposes set forth herein, and, except as is expressly provided otherwise herein, none of the Secured Credit Agreement Parties, the Holders or the Creditors assumes any responsibility to any other party hereto to advise such other parties of information known to such party regarding the financial condition of any Pledgor or regarding the Common Collateral or of any other circumstances bearing upon the risk of non-payment of the Lender Indebtedness or the Senior Note Obligations. Each Secured Credit Agreement Party and each Holder shall be separately responsible for managing its relationship with the Pledgors and no Secured Credit Agreement Party or Holder shall be deemed the agent of any other party for any purpose. This Agreement shall not be construed to be, or to create, any partnership, joint venture or other joint enterprise among the Secured Credit Agreement Parties and the Holders or between or among the Secured Credit Agreement Parties, the Holders and the Creditors.
(o)    For purposes of this Agreement and the agreements contemplated hereby, neither the Notes Collateral Agent or the Credit Agreement Collateral Agent shall be deemed to have knowledge or possession of any information or document that is in the possession of JPMorgan Chase Bank, N.A. as a lender or in any other capacity unless such information is furnished directly to the Notes Collateral Agent or the Credit Agreement Collateral Agent, as the case may be, in writing at the address and in the manner specifically required for notice to the Notes Collateral Agent or the Credit Agreement Collateral Agent, as the case may be, by the terms hereof or of any other agreement to which the Notes Collateral Agent or the Credit Agreement Collateral Agent, as the case may be, is a party.

13.	Consent.
(a)    The Required Holders (as defined in the Note Purchase Agreement) hereby consent to the amendments being made in the Credit Agreement and the related Bank Credit Documents (as defined in the Note Purchase Agreement) in the form or substantially in the form circulated by Lippert to Prudential.
(b)    The Credit Agreement Collateral Agent and the Administrative Agent each represents and warrants that the amendments being made to the Note Purchase Agreement and the Prudential Security Documents (as defined in the Credit Agreement) in the form or substantially in the form circulated by Lippert to the Credit Agreement Collateral Agent and the Administrative Agent are permitted under the Credit Agreement.
[Remainder of page intentionally left blank. Next page is a signature page.]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement on the day and year first above written.
JPMORGAN CHASE BANK, N.A. as Administrative Agent and Credit Agreement Collateral Agent

By _________________________________
Name:
Title:
JPMORGAN CHASE BANK, N.A.
as Notes Collateral Agent

By _________________________________
Name:
Title:

[Signature page to Third Amended and Restated Intercreditor Agreement - Drew Industries]

PGIM, INC.

By: _________________________________
Name:
Title: Vice President
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: _________________________________
Name:
Title: Vice President
PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY
By: PGIM, Inc. (as Investment Manager)

By: _________________________________
Name:
Title: Vice President
FARMERS INSURANCE EXCHANGE MID CENTURY INSURANCE COMPANY ZURICH AMERICAN INSURANCE COMPANY
By: Prudential Private Placement Investors, L.P. (as Investment Advisor)
By: Prudential Private Placement Investors, Inc. (as its
General Partner)

By: _________________________________
Name:
Title: Vice President

[Signature page to Third Amended and Restated Intercreditor Agreement - Drew Industries]

EXHIBIT A

COMMON COLLATERAL
Common Collateral means the following:
(i)    the shares of capital stock listed on Schedule I hereto and any other shares of stock of any Subsidiary obtained in the future by the Pledgors (limited in the case of any CFC obtained in the future by a Pledgor to 65% of the shares of stock of such CFC) and the certificates representing all such shares (the “Pledged Stock”), (ii) all of the Pledgors’ partnership interests or other equity interests in any Subsidiary obtained in the future by the Pledgors (limited in the case of any CFC obtained in the future by a Pledgor to 65% of the partnership interest or other equity interests of such CFC) and all of the Pledgors’ partnership interests and related rights described in Schedule II and any limited liability company membership interests or other equity interests in any Subsidiary obtained in the future by the Pledgors (limited in the case of any CFC obtained in the future by a Pledgor to 65% of the limited liability company membership interests and other equity interests of such CFC) and all of the Pledgors’ limited liability company membership interests and related rights described in Schedule III (collectively, the “Pledged Interests”), (iii) all other property (including any security entitlements) that may be delivered to and held by JPMorgan Chase Bank, N.A., as Notes Collateral Agent pursuant to the terms of the Pledge Agreement (as defined in the Note Purchase Agreement) or as Credit Agreement Collateral Agent pursuant to the terms of the Pledge Agreement (as defined in the Credit Agreement), (iv) subject to Section 2.05 of the Pledge Agreement (as defined in the Note Purchase Agreement) and Section 2.05 of the Pledge Agreement (as defined in the Credit Agreement) all payments of dividends and distributions, including, without limitation, all cash, instruments, securities, security entitlements, investment property and other property, from time to time received, receivable or otherwise paid or distributed, in respect of, or in exchange for or upon the conversion of the securities and other property referred to in clauses (i), (ii) or (iii) above, (v) subject to Section 2.05 of the Pledge Agreement (as defined in the Note Purchase Agreement) and Section 2.05 of the Pledge Agreement (as defined in the Credit Agreement), all rights and privileges of the Pledgors with respect to the securities (including any security entitlements) and other property referred to in clauses (i), (ii), (iii) and (iv) above, (vi) any and all custodial accounts, securities accounts or other safekeeping accounts in which any of the foregoing property (and any property described in the following clause (vii) may be deposited or held in, and any security entitlements or other rights relating thereto), and (vii) all proceeds of any of the foregoing.

Exhibit A-1